 INVESTMENT SUBADVISORY AGREEMENT

  This Investment Subadvisory Agreement is made as of
October 12, 2009 (the "Effective Date"),
by and between Vantagepoint Investment Advisers, LLC, a Delaware limitedliability company (hereafter "Client"), and Mondrian
Investment Partners Limited, a limited liability company
organized under the laws of England and Wales (hereafter "Subadviser"), and THE VANTAGEPOINT FUNDS,
a Delaware statutory trust.

  WHEREAS, The Vantagepoint Funds is a Delaware statutory
trust registered as
an open-end management investment company under the Investment Company
Act of 1940, as amended (the "1940 Act");

  WHEREAS, Client is party to a Master
Investment Advisory Agreement
with The Vantagepoint Funds for management of the investment operations of The Vantagepoint Funds including the establishment and operation of investment portfolios for The Vantagepoint Funds and entering into contracts with subadvisers to assist in
managing the investment of The Vantagepoint Funds'
property;

  WHEREAS, Client and Subadviser wish to enter into a
subadvisory agreement pursuant to which Subadviser will provide such assistance to Client.

AGREEMENTS:

  In consideration for the performance by Subadviser
as Investment Subadviser of certain assets held by
The Vantagepoint Funds,
Client authorizes Subadviser to manage certain
of the securities and other assets of The Vantagepoint Funds as follows:

1.  ACCOUNT

  The account with respect to which
Subadviser shall perform its services shall
consist of those assets of the Vantagepoint
International Fund (the "Fund") which Client
determines to assign to an account with Subadviser, together with all income earned by those assets and all realized and unrealized capital appreciation related to those assets (hereafter "Account").
From time to time, Client may, upon notice to Subadviser,
make additions to the Account and may, upon notice to Subadviser, make withdrawals from the Account. To the extent that such withdrawals shall reduce the assets of the Account to zero, Subadviser shall not be entitled to any fees as set forth hereunder for the period of time for which no assets are held in the Account, notwithstanding any termination provisions set forth in this Agreement.

2.  APPOINTMENT STATUS, POWERS OF CLIENT AND SUBADVISER

  (a) Purchase and Sale.  Client hereby appoints
Subadviser to manage the Account on the terms and conditions set forth in this Agreement.  Subject to the restrictions
set forth in this Agreement, and acting always in conformity with the Fund's investment guidelines and policies and the written investment objectives, policies, procedures and restrictions of the
Fund described in Section 4 below, Client hereby grants Subadviser complete, unlimited and unrestricted discretion and authority to supervise and direct the investment of the Account and to select portfolio securities with respect to the Account including the power to acquire (by purchase, exchange, subscription
or otherwise),to hold and to dispose
(by sale, exchange or otherwise).  Subadviser will review with
Client,upon the request of Client, any transactions it makes with respect to the investment of the Account.Client agrees
to provide Subadviser with copies of any amendments to the
written investment objectives, policies, procedures and
restrictions of the Fund within one business day of the
date on which such amendments or related filings are made with the
Securities and Exchange Commission ("SEC") or other regulatory body.

  (b) Limitation on Authority.  Except as expressly
authorized herein or hereafter from time to time, Subadviser shall for all purposes be deemed an independent contractor and shall have no authority to act for or to represent Client or The Vantagepoint Funds in any way or otherwise to be an agent of Client or the Fund.  The activities of Client and Subadviser in managing the assets of the Fund shall in all instances be conducted subject to the
supervision and direction of the Board of Directors of
The Vantagepoint Funds and in compliance with applicable laws and rules.

  (c) Proxy Voting.  Unless otherwise instructed by
Client or The Vantagepoint Funds, Subadviser shall have discretion to take any action or render any advice with respect to the voting of shares or the execution of proxies solicited from time to time by, or with respect to, the issuers
of securities held in the Account in accordance with the
Subadviser's written proxy voting policies
and procedures as provided by the Subadviser to Client and
the Board of Directors of The Vantagepoint Funds from time to time.
Subadviser will report quarterly to Client and the
Fund regarding such voting in a format reasonably requested by the Client.
Subadviser represents that it has adopted and implemented written policies and procedures that are reasonably designed
to ensure that the Subadviser votes proxies in the best interest of the Fund in compliance with
the requirements of Rule 206(4)-6 under the
Investment Advisers Act of 1940 ("Advisers Act").  The Subadviser
shall promptly provide notice and copies of any material
changes to its policies, procedures or other guidelines for
voting proxies to the Board of Directors of The Vantagepoint Funds or the Client.  Upon request, the Subadviser shall provide
The Vantagepoint Funds with a complete and
current copy of its policies, procedures and other guidelines or a description of such policies,
procedures and guidelines for the purpose of filing such document(s)
in The Vantagepoint Funds'
prospectus or as otherwise required by the Securities Act of 1933 or
1940 Act and the rules thereunder.

  (d) Key Personnel.  Subadviser agrees that
the following key personnel will have primary responsibility with respect to the investment management of the Account.
If these individuals are unable to devote sufficient time
to maintain primary responsibility for the Account, Subadviser must give Client written advance notice, or, if Subadviser
does not have advance knowledge of such inability,
prompt written notice within one (1) business day after
Subadviser first learns of such inability, of the name of
the person designated by Subadviser to replace or supplement these individuals.  In addition, Subadviser shall give Client written notice of the replacement of any employee of Subadviser who has direct supervisory responsibility for the key personnel or who has responsibility for
setting investment policy as soon as reasonably practicable.

 Key Personnel: Elizabeth Desmond
    Nigel Bliss

3.  ACCEPTANCE OF APPOINTMENT

  Subadviser accepts the appointment as an
investment subadviser
of the Fund and agrees to use its best efforts and professional judgment to make timely investments for the Account, and to
provide the other
services required of
Subadviser under the provisions of this Agreement.

4. INVESTMENT POLICIES

            (a) Investment Objectives and Restrictions.
Subject to the supervision
of The Vantagepoint Funds' Board of Directors and Client,
Subadviser shall
manage the assets and direct the investments of the Fund held in the Account in accordance with The Vantagepoint Funds'
prospectus and
statement of additional information,
with the written investment objectives, policies,
procedures, guidelines,
restrictions and liquidity requirements
of The Vantagepoint Funds and the Fund, with The
Vantagepoint Funds'
compliance policies, guidelines and
procedures and with any additional investment guidelines
and policies that may be communicated, from
time to time, by the Client to the Subadviser, all as they may be restated or modified from time to
time by Client or The Vantagepoint Funds.  Client retains
the right,
on written notice to Subadviser
and without amending this Agreement, to modify any such objectives, policies, procedures, guidelines,
restrictions, or requirements in any manner and at any time
as may be
allowed pursuant to the 1940 Act
and consistent with the terms of the Master Investment
Advisory Agreement
with The Vantagepoint Funds.

  (b) Agreement and Registration Statement.
Subadviser will adhere to all specific provisions in this
Agreement and in The Vantagepoint Funds' current Registration
Statement on Form N-1A as it may
be amended and updated from time to time and filed with the
SEC on Form N-1A ("Registration Statement").  The Registration
Statement is hereby incorporated
by reference and made a part of this Agreement.

  (c)   Conflict in Policies.
If a conflict in policies or
guidelines referenced herein occurs, the Registration
Statement shall
govern for purposes of this Agreement.

5.  CUSTODY, DELIVERY, RECEIPT OF SECURITIES

  (a)  Custody Responsibilities.
Client shall designate
one or more custodians (the "Custodian") to hold the
Account assets.
The Custodian, as designated by Client will be
responsible for the
custody, receipt and delivery of securities and
other assets of
The Vantagepoint Funds (including the Account),
and Subadviser
shall have no authority, responsibility or
obligation with respect
to the custody, receipt or delivery of
securities or other assets of The Vantagepoint Funds
(including the Account).
In the event that any cash
or securities of The Vantagepoint Funds are delivered
to Subadviser,
it will promptly deliver the same
over to the Custodian, in the name of The
Vantagepoint Funds, as
permitted by applicable law.  Client shall
be responsible for all custodial arrangements,
including the payment of
all fees and charges to Custodian.
Subadviser shall not be responsible or liable
for any act or omission of
Custodian.

  (b) Securities Transactions.
Unless otherwise required
by local custom, all securities
transactions for the Account will be consummated
by payment to or delivery
by The Vantagepoint Funds of
cash or securities due to or from the Account.
Subadviser will make
all reasonable efforts to notify
the Custodian of all orders to brokers for the Account
by 9:00 a.m. Eastern Time on the day following
the trade date and will affirm the trade before the close
of business
one (1) business day after
the trade date (T+1).

6.  RECORD KEEPING AND REPORTING

  (a) Records.  Subadviser will maintain
proper and complete records relating to the furnishing of
services under this Agreement, including records with
respect to theacquisition, holding and disposition of
securities for Client in accordance with applicable laws
and rules and such reasonable instructions as shall be
provided to Subadviser by Client from time to time.  All
records maintained pursuant to this Agreement shall be
subject toexamination by Client and by persons authorized by it during normal business hours upon reasonable
notice.  Except as may be required by applicable law, rule
or as requested by regulatory authorities
having jurisdiction over a party to this Agreement or
as directed by other party in writing, Subadviser
and Client shall keep confidential the records and other
information obtained by reason of this Agreement.
Upon termination of this Agreement, Subadviser shall
promptly, upon demand, return to Client all
records Client reasonably believes are necessary in order to discharge its responsibilities to
The Vantagepoint Funds.  Subadviser shall be entitled to
retain originals or copies of records
pursuant to the requirements of applicable laws or
regulations.

  (b)   Quarterly Valuation Reports.
Subadviser shall use its best efforts to
provide to Client within ten (10) business days after
the end of each calendar quarter a
statement of the fair market value of the Account as
of the close of such quarter together
with an itemized list of the assets in the Account,
as that information is reported on
Subadviser's record keeping system.

  (c)     Valuation Information.  On a daily basis,
reports of the Account's portfolio holdings and market values will be made available to Subadviser and Subadviser shall report as promptly as possible on the next U.K. business day to the Custodian and to Client any material discrepancies between the Custodian's records and those of the Subadviser and for informational purposes, any material differences between the prices
assigned to the securities in the Account and the prices that
Subadviser believes should be assigned to them.  On an ongoing basis, Subadviser shall monitor market
developments for significant events occurring after the close of the primary markets for particular securities held by the Account that may materially affect their value,
and shall promptly notify Client of any such event that comes to
Subadviser's attention. In addition, Subadviser shall respond promptly to any reasonable request from Client for information needed to assist
The Vantagepoint Funds in the valuation of any Account
security, and to provide to Client such information as is in
Subadviser's possession.Nothing in paragraph (c) or (e) of this
Section 6 shall cause Subadviser to be responsible
or liable for ensuring the accuracy or completeness of the daily portfolio holdings reports
prepared by the Custodian or for Client's pricing determinations with respect to the Fund's portfolio securities.

            (d) Reconciliations.  On a monthly basis, Subadviser shall reconcile security
and cash positions, and market values to the Custodian's records and report discrepancies
to Client within ten (10) business days after the end of the month.

  (e) Loss Reimbursement.  Subadviser shall reimburse
the Account for any
material error to the Fund's net asset value caused by Subadviser's breach of its standard
of care, as set forth in the following sentence that is a direct cause of a delay in the  accurate daily pricing of the Fund.  In managing the Account,
Subadviser shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a
prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like
character and with like aims.

            (f) Reports.  Subadviser shall furnish Client
and the Board of Directors of The Vantagepoint Funds such
periodic and special reports and non-proprietary or
non-confidential information as shall be reasonably
necessary to evaluate the terms
of any subadvisory agreement between Client and Subadviser
with respect to the assets
of the Fund including but not limited to: (i) a quarterly
report and attestation to
the Board of Directors of The Vantagepoint Funds regarding
activities and practices
relating to transactions entered into in accordance with
Rules 10f-3, 17a-7, 17e-1
under the 1940 Act, the purchase or holding of any Rule 144A securities or any other
technically restricted and/or potentially illiquid securities in the Account, any soft
dollar transactions entered into by the Subadviser, and whether the Subadviser violated
the restrictions imposed on it by the Fund's prospectus and
statement of additional
information; (ii) information relating to the use of brokers;
and (iii)
information relating to regulatory and/or law enforcement inquiries or actions.

  (g) Other Reports on Request. Subadviser
shall provide to
Client promptly upon reasonable request any information
available in the records
maintained by Subadviser relating to the Account.

  (h) Review of Materials.  During the
term of this Agreement,
Client shall ensure that all prospectuses, statements of
additional information,
registration statements, proxy statements, reports to
shareholders, advertising
and sales literature or other materials prepared for
distribution to Fund
shareholders or the public, which refer to the Subadviser
in any way, prepared
by employees or agents of Client or its affiliates are not
inconsistent with
information previously provided by Subadviser.  Subadviser
shall promptly notify
the Client of any changes to information pertaining to the
Subadviser and stated
in the materials described in this Section 6(h).

7.  PURCHASE AND SALE OF SECURITIES

            (a) Selection of Brokers and Dealers.  Except to
the extent otherwise
instructed in writing by Client (it being understood that Client, acting on behalf
of the Fund, may, in its absolute discretion and consistent
with the requirements
of the 1940 Act and other applicable laws and rules, direct
Fund portfolio
transactions for which Subadviser is responsible to any
broker-dealer that Client
may designate), Subadviser shall place all orders for the
purchase or sale of
securities on behalf of the Account with brokers or dealers
selected by Subadviser,
but not with a person affiliated with Subadviser, as the term
"affiliated person" is
defined in the 1940 Act (hereafter an "Affiliate"), unless the transaction is in
compliance with Rules 17e-1 or 10f-3 under the 1940 Act or other applicable rules
and with The Vantagepoint Funds' policies and
procedures thereunder, copies of
which shall be provided to Subadviser.  Subadviser
will make reasonable efforts
to ensure that brokers and/or dealers perform their
obligations to the Account,
provided, however, that Subadviser will not be
responsible or liable for any act
or omission of any broker and/or dealer.

            (b)    Best Execution.  In placing such
orders, Subadviser will
give primary consideration to obtaining the most favorable
price and efficient execution reasonably available under the circumstances and in accordance with
applicable law.  In evaluating the terms available for
executing particular
transactions for the Account and in selecting broker-dealers to execute such
transactions, Subadviser may consider, in addition to
commission cost and
execution capabilities, the financial stability and
reputation of
broker-dealers and the brokerage and research services
(as those terms
are defined in Section 28(e) of the Securities Exchange
Act of 1934, as
amended) provided by such broker-dealers.  Subadviser is
authorized to pay a
broker-dealer who provides such brokerage and research
services a commission
for executing a transaction which is in excess of the
amount of commission
another broker-dealer would have charged for
effecting that transaction if
Subadviser determines in good faith that such
commission is reasonable in
relation to the value of the brokerage and research
services provided by
such broker-dealer in discharging responsibilities
with respect to the
Account or to other client accounts as to which
it exercises investment
discretion.

  (c) Bunching Orders.  Client
agrees that Subadviser
may aggregate sales or purchase orders for the
Account with similar orders
being made simultaneously for other accounts managed
by Subadviser, if in
Subadviser's reasonable judgment such aggregation shall result in an overall
economic benefit or more efficient execution to the Account
taking into
consideration the advantageous selling or
purchase price, brokerage
commission and other expenses.  Client acknowledges that
the determination
of such economic benefit to the Account by Subadviser
represents Subadviser's
evaluation that the Account is benefited by relatively
better purchase or
sales prices, lower commission expenses and beneficial
timing of transactions
or a combination of these and other factors.
In such event, allocation of
the securities so purchased or sold, as well
as expenses incurred in the
transaction, will be made by Subadviser in a
manner Subadviser considers
to be most equitable and consistent with its
fiduciary obligations to
the Fund and to its other clients.

8.  INVESTMENT FEES

  (a) Fee Schedule.  The compensation
of Subadviser for
its services under this Agreement shall be calculated
by Client and paid from
the assets of the Account in accordance with Schedule A hereto.

  (b) For purposes of this section 8
and Schedule A, all payments
due to Subadviser shall be solely made from the assets of the Fund, a portfolio of The Vantagepoint Funds.

  (c) Pro Rata Fee.  If Subadviser
should serve for less than
the whole of any calendar quarter, its compensation
shall be determined as provided
above on the basis of the average daily net asset
value of the Account for
the period of that calendar quarter and shall be
payable on a pro rata basis for
the period of the calendar quarter for which it has
served as Subadviser hereunder.
In no event shall the Subadviser receive payment for
any period of time during
which there were no assets in the Account.

9.  BEST EFFORTS;  NON-EXCLUSIVITY OF SERVICES

  The Subadviser shall devote its best efforts
and such time as it
deems necessary to provide prompt and expert service to Client and the Fund.
The services of Subadviser to be provided hereunder are not
to be deemed exclusive
and Subadviser shall be free to provide similar services for its own account and
the accounts of other persons and to receive compensation for such services.
Client acknowledges that Subadviser and its Affiliates and
Subadviser's other
clients may at any time, have, acquire, increase, decrease
or dispose of positions
in the same investments which are at the same time being held, acquired for or
disposed of under this Agreement for the Fund.  Subadviser
shall have no obligation to
acquire or dispose of a position in any investment pursuant
to this Agreement simply
because Subadviser, its directors, members, Affiliates or
employees invest in such a
position for its or their own accounts or for the
account of another client.

10.    COMPLIANCE POLICIES AND PROCEDURES

  The Subadviser shall promptly provide
The Vantagepoint Funds'
Chief Compliance Officer ("CCO"), upon request, copies
of its policies and procedures
for compliance by the Subadviser and the Fund with the
Federal Securities Laws as
defined in Rule 38a-1 under the 1940 Act and
promptly provide the CCO with copies of any material
changes to
those policies and procedures.  The Subadviser shall
fully cooperate with the
CCO as to facilitate the CCO's performance of his/her
responsibilities under
Rule 38a-1 to review, evaluate and report to
The Vantagepoint Funds' Board of
Directors on the operation of the Subadviser's compliance
policies and procedures
and shall promptly report to the CCO any
"Material Compliance Matter" as defined by
Rule 38a-1(e)(2).  At least annually, the Subadviser
shall provide a certification to
the CCO to the effect that the Subadviser has in place
and has implemented policies
and procedures that are reasonably designed to ensure
compliance by the Fund and the
Subadviser with the Federal Securities Laws.

11.    INSIDER TRADING POLICIES AND CODE OF ETHICS

  Subadviser hereby represents that it has
adopted policies and
procedures and a code of ethics that meet the requirements
of Rule 17j-1 under
the 1940 Act and of Rule 204A-1 under the Advisers Act.
Copies of such policies
and procedures and code of
ethics and any changes or supplements thereto shall be
delivered to Client
and The Vantagepoint Funds, and any material violation of
such policies by
personnel of Subadviser and the sanctions imposed in response thereto and any issues arising under such policies shall be reported to Client and
The Vantagepoint Funds.

12.  INSURANCE

  At all times during the term of this Agreement,
Client and Subadviser
shall each maintain, at its own cost and expense, professional liability insurance for errors, omissions and
negligent acts, in an amount and with such terms as are
standard in the financial services industry for an
investment
adviser managing the amount of aggregate assets managed by Client and
Subadviser, respectively.

13.  LIABILITY

  (a) In the absence of any willful
misfeasance,
bad faith, or gross negligence in
the performance of its duties or by reason of reckless
disregard of
its obligations and duties under this Agreement,
Subadviser shall not be liable to Client or
The Vantagepoint Funds
for honest mistakes of judgment or
for action or inaction taken in good faith
for a purpose that Subadviser
reasonably believes to be in
the best interests of the Fund.  However,
neither this provision nor any
other provision of this Agreement
shall constitute a waiver or limitation of
any rights which Client or
The Vantagepoint Funds may have under federal
or state securities laws.

  (b) Client shall indemnify Subadviser
against any loss,
liability, damages, costs
or expenses caused by  the negligence or malfeasance of
Client or violation
of any applicable law,
rule or internal policy for which Client has the primary
responsibility
of compliance and the
responsibility for which has not been specifically delegated to Subadviser.

14.  TERM

  This Agreement shall be in effect for
an initial term beginning on the Effective Date
and ending on February 28, 2011. This Agreement may be
renewed thereafter for successive periods, the
length of which shall be determined by the Board of Directors of
The Vantagepoint Funds, provided that
such renewal is specifically approved at least annually by the Board of Directors of The Vantagepoint
Funds, including a majority of those Directors of the Board of
The Vantagepoint Funds who are not parties
to the Agreement or "interested persons" of any party to the
Agreement (as that term is defined in the 1940 Act).

15.  TERMINATION

            This Agreement may be terminated by Subadviser,
without the payment of any penalty,
immediately upon notice to The Vantagepoint Funds and to
Client in the event of a material
breach of any provision thereof by The Vantagepoint
Funds or Client if such breach shall not
have been cured within a twenty (20) day period after
notice of such breach, or otherwise by
Subadviser upon sixty (60) days written notice to Client and
The Vantagepoint Funds, or by Client
or The Vantagepoint Funds for any reason or no
reason immediately upon written notice to Subadviser.
This Agreement shall automatically terminate (a) in the event of its assignment, as provided
in Section 20, (b) upon the termination of
The Vantagepoint Funds, or (c) upon termination of
Client's Master Investment Advisory Agreement with
The Vantagepoint Funds. Any termination
in accordance with the terms of this Agreement shall
not cause the payment of any penalty.
Any such termination shall not affect the status,
obligations or liabilities of any party
hereto to the other party or parties.  To
the extent that the assets of the Account are zero,
Subadviser shall not be entitled to any fees as
set forth hereunder for the period of time for
which no assets are held in the Account.

16.  REPRESENTATIONS

  (a) Subadviser hereby confirms to
Client and The Vantagepoint Funds that Subadviser
is registered as an investment adviser under the
Advisers Act, that it has full power and authority to
enter into and perform fully the terms of this
Agreement and that the execution of this Agreement
on behalf of Subadviser has been duly authorized and,
upon execution and delivery, this Agreement will
be binding upon Subadviser in accordance with its terms.

  (b) Client hereby confirms to Subadviser
that it is registered as an investment adviser
under the Advisers Act, that it has full power and authority to enter into this Agreement and that
the execution of this Agreement on behalf of Client has been fully authorized and, upon execution
and delivery, this Agreement will be binding upon Client in
accordance with its terms.

  (c) The Vantagepoint Funds hereby confirm
to Subadviser, and Subadviser
hereby acknowledges, that The Vantagepoint Funds is registered as an open-end investment
company under the 1940 Act and is subject to taxation as a
regulated investment company
under Subchapter M and the regulations thereunder of the
Internal Revenue Code.

17.  NOTICES

  Notices or other notifications given or sent
under or pursuant to this
Agreement shall be in writing and be deemed to have been given or sent if delivered to a
party at its address listed below in person or by telex or
telecopy receipt of which is
confirmed or by mail or by registered mail, return receipt
requested.  The addresses
of the parties are:

 Client and Funds:
    The Vantagepoint Funds
    Vantagepoint Investment Advisers, LLC
    Attention:  Legal Department
    c/o ICMA Retirement Corporation
    777 North Capitol Street, NE, Suite 600
    Washington, D.C. 20002-4240
    Fax:  202-962-4601

 Subadviser:
    Mondrian Investment Partners Limited
    10 Gresham Street, 5th Floor
    London EC2V 7JD
    United Kingdom
    Attention:  Clive Gillmore
    clive.gillmore@mondrian.com
    Fax:  207-776-8500

Each party may change its address by giving notice as herein required.

18.  SOLE INSTRUMENT

  This instrument constitutes the sole and only agreement of the parties to it relating to its object
and correctly sets forth the rights, duties, and obligations of each party to the other as of its date. Any prior
agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or
effect.

19.  WAIVER OR MODIFICATION

  No waiver or modification of this Agreement shall be
effective unless reduced to a written document
signed by the party to be charged. No failure to exercise and no delay in exercising, on the part of any party
hereto, of any right, remedy, power or privilege hereunder, shall operate as a waiver thereof.  Only the Chief
Executive Officer has authority on behalf of Client to modify or waive any of the provisions of the Agreement.
It is understood that certain material amendments may require approval of the Fund's shareholders.

20.  ASSIGNMENT OR CHANGE OF CONTROL

  This Agreement shall automatically terminate in the
event of its
assignment as defined under the
1940 Act.  In addition, Subadviser agrees to provide Client
immediate written notice in the event
of any actual or planned change in control, within the
meaning of the Advisers Act, of Subadviser.

21.  COUNTERPARTS

  This Agreement may be executed in counterparts
each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

22.  CHOICE OF LAW

  This Agreement shall be governed by, and the rights
of the parties arising hereunder construed in accordance with, the laws of the State of Delaware
without reference to principles of conflict of laws.  To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the
latter shall control.

23.  CONFIDENTIAL INFORMATION

  Any information or recommendations supplied by any
party to this Agreement,
which are not otherwise in the public domain or previously known to another party in connection
with the performance of obligations hereunder, including securities or other assets held or to be
acquired by the Fund, transactions in securities or other assets effected or to be effected on
behalf of the Fund, or financial information or any other information relating to a party to this
Agreement, are to be regarded as confidential ("Confidential Information")
and held in the
strictest confidence.  No party may use or disclose to others Confidential
Information about
another party, except solely for the legitimate business purposes of the Fund for which the Confidential Information was provided; as may be required by applicable law or rule or compelled by judicial or regulatory authority having competent jurisdiction over the party;
or as specifically agreed to in writing by the other party to which the
Confidential Information
pertains.  Further, no party may trade in any securities issued by another party while in possession of material non-public information about that party.  Lastly, the Subadviser may not consult with any other sub-advisers of the Fund about transactions in securities or other assets of the Fund, except for purposes of complying with the 1940 Act or SEC rules or regulations applicable to the Fund.  Nothing in this Agreement shall be construed to prevent the Subadviser from lawfully giving other entities investment advice about, or trading on their
behalf in, the shares issued by the Fund or securities or other assets held or to be acquired by the Fund.

IN WITNESS WHEREOF, THE PARTIES HERETO EXECUTE THIS AGREEMENT ON
_________________, 2009 and make it effective on the date first set forth at the beginning of this Agreement.

Client       Subadviser

Vantagepoint Investment Advisers, LLC  Mondrian Investment Partners Limited

by:                                   by:

____________________________
Angela Montez, Assistant Secretary  (signature)
ICMA Retirement Corporation

Approved by: _________________
  Wayne Wicker    (name, title)
  Chief Investment Officer
  Vantagepoint Investment Advisers, LLC

Fund

The Vantagepoint Funds, on behalf of the Vantagepoint International Fund by:

_______________________
Angela Montez, Secretary

Approved by: _________________
  Wayne Wicker
  Chief Investment Officer
  Vantagepoint Investment Advisers, LLC

Schedule A
VANTAGEPOINT INVESTMENT ADVISERS, LLC

THE VANTAGEPOINT FUNDS

Fee Schedule
For

Mondrian Investment Partners Limited

The Subadviser's quarterly fee shall be calculated based on the average daily net asset value of the assets under the Subadviser's management as provided by the Client or Custodian, at Client's discretion, based on the following annual rate.

First $100 million  0.54 percent
Over $100 million  0.40 percent

20930707.3

20930707.3

20930707.3